UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): June 13, 2003


                 EPIC FINANCIAL  CORPORATION
             ------------------------------------
   (Exact name of registrant as specified in its charter)






           Nevada                        000-33417             88-0451534
      -----------------               ---------------         -------------
(State or other jurisdiction of    (Commission File No.)    (I.R.S. Employer
incorporation or organization)                             Identification No.)





        3300 Irvine Avenue, Suite 220, Newport Beach,
                      California 92660
        ---------------------------------------------
          (Address of principal executive offices)




 Registrant's telephone number, including area code: (949) 622-1130


                                 N/A
                   ----------------------------------
     (Former name or former address, if changed since last report)

Item 5.        OTHER EVENTS.

     On June 13, 2003, the Registrant, Michael A. Cardwell and John W. Hopkins, the sole shareholders of Key Mortgage Corporation ("Key"), an Arizona corporation, entered into a Letter of Intent regarding the acquisition of Key by the Registrant. Key is a Phoenix, Arizona-based residential mortgage broker. The Letter of Intent provides for a total transaction value of $3,000,000, represented by cash in the form of a twelve-month promissory note of the Registrant in the original principal amount of $1,000,000, with interest at seven percent per annum, and Preferred Stock of the Registrant valued at $2,000,000. As further consideration for entering into this Letter of Intent, the Registrant has agreed to issue 150,000 shares of its restricted common stock to Messrs. Cardwell and Hopkins that will vest irrespective of whether or not the contemplated transaction closes. A closing of the Registrant's proposed acquisition of Key is subject to the parties negotiating final terms and conditions of the proposed acquisition, negotiating and executing the definitive acquisition agreements, satisfactorily completing due diligence investigations, and other standard conditions precedent to transactions of such nature and magnitude. As of the date of this Current Report, the Registrant can not provide assurances that its proposed acquisition of Key will close.


Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

     a.   Financial Statements.

               None.

     b.   Exhibits.

       99.5 Letter of Intent dated June 13, 2003, by and between Epic Financial Corporation,
             Michael A. Cardwell and John W. Hopkins.

       99.6 Press Release by Epic Financial Corporation, dated June 24, 2003, concerning the Letter of Intent dated June 13, 2003 by and between Epic Financial Corporation, Michael A. Cardwell and John
             W. Hopkins.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:     June 23, 2003          EPIC FINANCIAL CORPORATION



                               /s/ William R. Parker
                               ------------------------------
                               William R. Parker, President